UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2012

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On February 28, 2012 TRC Companies, Inc. and certain of its subsidiaries (collectively "TRC") and Wells Fargo Capital Finance, Inc. as Lender, arranger and administrative agent entered into the Twenty-First Amendment to TRC's Credit Agreement ("the Amendment"). The Amendment increases the maximum revolver amount to $65.0 million from $50.0 million which includes an uncommitted $15.0 million syndication reserve. The Amendment also extends the term of the Credit Agreement by one year from its current expiration on July 17, 2013 to the new expiration date of July 17, 2014, decreases the maximum amount of letters of credit usage from $25.0 million to $15.0 million and lowers the interest rate charged on loans by modifying the rates and margins. There are currently no amounts outstanding under the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.
Exhibit 10.11.21 Twenty-First Amendment to Credit Agreement dated as of February 28, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2012            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer